EXHIBIT 4.3

                       FORM COMMON STOCK PURCHASE WARRANT.

                              COMMON STOCK PURCHASE
                                     WARRANT

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE COMMON STOCK
       ISSUABLE UPON EXERCISE HEREOF, AND ANY INTEREST THEREIN MAY NOT BE
         OFFERED OR SOLD EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN EXEMPTION
                        FROM REGISTRATION UNDER SUCH ACT.

                          THE TRANSFER OF THIS WARRANT
                        IS RESTRICTED AS DESCRIBED HEREIN

                      VOID AFTER 5:00 P.M., NEW YORK TIME,
                              ON FEBRUARY __, 2010

                           XECHEM INTERNATIONAL, INC.

                            Warrant for the Purchase
                                       of
                        _________ Shares of Common Stock

No.

      THIS CERTIFIES that, for value received, __________ (the "Holder") is entitled to subscribe for and purchase from Xechem International, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth herein, at any time or from time to time, on or after February __, 2005, and before 5:00 P.M., New York time, on February __, 2010 (the "Exercise Period"), _____________________________________ (________) shares of the Company's Common Stock, par value $.00001 per share (the "Common Stock"), subject to adjustment as provided herein (the "Warrant Shares"), at a price of $
0.015 per share, subject to adjustment as provided herein (the "Exercise
Price").

      This Warrant may not be sold or otherwise disposed of without the Company's prior written consent. No transfer of this Warrant or the Warrant Shares will be permitted unless a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is not necessary for that transfer to comply with the Act. The term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.


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      This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the Form of Election to Exercise at the end hereof duly completed and executed) to the Company at 100 Jersey Avenue, Building 310-B, New Brunswick, NJ 08901, Attention: Ramesh Pandey, CEO, or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. This Warrant may also be exercised at any such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

      (A) = the closing sale price for the Common Stock on any national securities exchange on which the Common Stock is listed for trading or, if not so listed, on the Nasdaq National Market or any other Nasdaq market to which the Common Stock is admitted for trading or, if not so admitted, on the over-the-counter Bulletin Board on the trading day immediately preceding the date of such election;

      (B) = the Exercise Price of the Warrants, as adjusted; and

      (X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

      1. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

      2. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery hereof with the Form of Assignment at the end hereof duly completed and executed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.


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

      3. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      4. Subject to the provisions of this Section 4, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

            (a) In case the Company shall at any time after the date the Warrants were first issued 1. declare a dividend on the outstanding Common Stock payable in shares of its capital stock, 2. subdivide the outstanding Common Stock, or 3. combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares, for the same aggregate Exercise Price as in effect immediately prior to such dividend, subdivision or combination, which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) All calculations under this Section 4 shall be made to the nearest one-hundredth of a cent or to the nearest one-thousandth of a share, as the case may be; provided, however that, no adjustment in the Exercise Price shall be required if such adjustment is less than $.0001; and provided, further, that any adjustments which by reason of this
      Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the fair market value of such share of Common Stock on the date of exercise of this Warrant.

            (c) In any case in which this Section 4 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event (an "Event"), the Company may elect to defer, until the occurrence of such Event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the Event requiring such adjustment.


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

            (d) Whenever there shall be an adjustment as provided in this
      Section 4, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

            (e) If and whenever, on or after the date of this Warrant, the Company shall issue, sell or grant shares of Common Stock, or in accordance with clause (f) below is deemed to have issued, sold or granted shares of its Common Stock, for consideration per share therefor of less than the Exercise Price (the "Dilutive Price" and each such occurrence, hereinafter referred to as a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event, the Exercise Price shall be reduced to that amount calculated by multiplying the Exercise Price in effect immediately before such adjustment by a fraction (A) the numerator of which is (i) the number of shares of Common Stock outstanding immediately prior to the Dilutive Event plus (ii) the number of shares of Common Stock issued as part of the Dilutive Event multiplied by a fraction the numerator of which is the Dilutive Price and the denominator of which is the Exercise Price and (B) the Denominator of which is the number of shares of Common Stock outstanding immediately following the Dilutive Event. The number of Warrant Shares subject to this Warrant shall thereupon be adjusted by multiplying the number of Warrant Shares subject to this Warrant immediately prior to the Dilutive Event by a fraction (X) the numerator of which is the Exercise Price immediately prior to the Dilutive Event and (Y) the denominator of which is the Exercise Price immediately after the adjustment set forth in this paragraph.

            (f) For purposes of determining the adjusted Exercise Price pursuant to clause (e) above, the following events shall be deemed to be an issuance and sale of shares of Common Stock by the Company:

                  (i) Issuance of Rights or Options. If:

                        (A) the Company, during the Exercise Period, in any
                  manner, hereafter grants any rights or options to subscribe for, or to purchase, shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock in the Company (such rights or options referred to herein as "Options" and such convertible or exchangeable securities referred to herein as "Convertible Securities"); and


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

                        (B) the price per unit of the shares of Common Stock
                  issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Company for such lesser Price Per Unit. For the purposes of this clause (f) the "Price Per Unit" is determined by dividing: (X) the total amount, if any, received by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (Y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when shares of Common Stock are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Calculation of Consideration Received. If any shares of
            Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Unit, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non cash portion of the Price Per Unit, as the case may be, will be the fair market value of such consideration received or to be received, respectively, by the Company. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non surviving Company as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and marketable securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Company and the Holder.

                  (iii) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $0.0001.

                  (iv) Record Date. If the Company takes a record of the holders of capital stock for the purpose of entitling them: (i) to receive a dividend or other distribution payable in shares of capital stock in the Company, Options or Convertible Securities; or (ii) to subscribe for or purchase shares of capital stock in the Company, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of capital stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


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

      5. In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities or property receivable upon such Reorganization by a holder of the number of shares of Common Stock, for which this Warrant might have been exercised immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

      In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares of Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 4.

      The above provisions of this Section 5 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.


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      6. Upon thirty (30) days' prior written notice to the Holder, which notice may be given by the Company only if within the preceding sixty (60) days the Common Stock has had a closing sale price for twenty (20) consecutive trading days of $0.06 or more on any national securities exchange on which the Common Stock is listed or, if not so listed, on the Nasdaq National Market or any other Nasdaq market to which the Common Stock is admitted for trading or, if not so admitted for trading, on the over-the-counter Bulletin Board, the Company may call this Warrant for a price equal to the par value of the Warrant Shares issuable upon exercise of this Warrant. The date set for such purchase of this Warrant in the notice given by the Company in accordance with the preceding sentence is herein referred to as the "Call Date." Notwithstanding any such call notice, the Holder shall continue to have the right to exercise this Warrant as provided above until the Call Date.

      7. In case at any time the Company shall propose:

            (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

            (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

            (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 5; or

            (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 10 days prior to 1. the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined or 2. the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shards, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

      8. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


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      9. The Warrant Shares issued upon exercise of the Warrant shall be subject to a stop transfer order. The certificate or certificates evidencing such Warrant Shares shall bear the following legend unless the Warrant Shares are registered pursuant to the Act:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred unless a registration statement under the Act is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is not necessary for that transfer to comply with the Act."

      10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

      11. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      12. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed in such State.

Dated:  February __, 2005

                                          XECHEM INTERNATIONAL, INC.



                                          By:_________________________
                                             Name:    Ramesh Pandey
                                             Title:   CEO


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                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant).

FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto:

      Name:_____________________________________________________

      Address:__________________________________________________

              __________________________________________________

              __________________________________________________

      Social Security or Tax Identification Number

      ____________________________________________

a Warrant to purchase ______ shares of Common Stock, $.00001 par value per share, of Xechem International, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ___________________

                                    Name:____________________________________

                                    Address:_________________________________

                                            _________________________________

                                            _________________________________

                                    Social Security or Tax Identification Number

                                    ____________________________________________


                                    Signature:

                                    NOTE: The above signature should correspond exactly with the name on the first page of this Warrant.

                          FORM OF ELECTION TO EXERCISE


To:   Xechem International, Inc.
      100 Jersey Avenue, Building B-310
      New Brunswick, NJ 08901
      Attn: Ramesh Pandey, CEO

      The undersigned hereby exercises his or its rights to purchase ________ Warrant Shares covered by the within Warrant [by cashless exercise/and tenders payment herewith in the amount of $_______] in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

      Name:________________________________________________________

      Address:_____________________________________________________

              _____________________________________________________

      Social Security or Tax Identification Number _____________________________

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:___________________

                                    Name:_______________________________________


                                    Address:____________________________________

                                            ____________________________________

                                            ____________________________________

                                    Social Security or Tax Identification Number

                                    ____________________________________________

                                    Signature:__________________________________


                                    NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the Form of Assignment.